News Release

Contact:
Angie Yang
SVP, Investor Relations
213-251-2219
angie.yang@BBCNbank.com

BBCN BANCORP REPORTS RECORD FINANCIAL RESULTS FOR 2015 THIRD QUARTER

Q3 2015 Summary:

▪	Net income totals a record $25.1 million, or $0.32 per diluted common share

▪	New loan originations amount to a quarterly record high of $432 million

▪	Loans receivable increase 3% to $5.97 billion, or 7% year-to-date

▪	Total deposits increase 5% to $6.03 billion, or 6% year-to-date

▪	Total assets increase 3% to $7.58 billion, or 6% year-to-date

LOS ANGELES - October 19, 2015 - BBCN Bancorp, Inc. (the “Company”) (NASDAQ: BBCN), the holding company of BBCN Bank (the “Bank”), today reported strong financial results for the three months ended September 30, 2015. Net income for the 2015 third quarter totaled a record $25.1 million, or $0.32 per diluted common share, reflecting a 9% increase over $22.9 million, or $0.29 per diluted common share, for the preceding 2015 second quarter and a 17% increase over $21.4 million, or $0.27 per diluted common share, for the year-ago third quarter.

“We are very pleased to report record financial results for our 2015 third quarter, highlighted by the highest levels of new loan volumes and earnings in our history,” said Kevin S. Kim, Chairman and Chief Executive Officer of BBCN Bancorp, Inc. “During the quarter, we experienced robust loan demand and posted $432 million in new loan originations, which represents a 13% increase over the prior-year third quarter. The quarter’s results also benefited by continued progress with credit recoveries, which offset our provision requirements for the strong loan growth during the quarter. Notwithstanding the continuing investments to strengthen our overall infrastructure and transform BBCN into a more diversified financial institution, disciplined cost management also contributed to record earnings for the quarter.

“With a growing pipeline of loans, we have strong momentum heading into the final quarter of 2015. As we approach the fourth anniversary of BBCN’s creation, we look forward to expanding our presence in the Washington, D.C. metropolitan area with a second branch on track to open later this year. Supported by strong and consistent financial performance and steady execution of our strategic initiatives, we believe BBCN is well positioned to enhance the value proposition to our customers, employees and shareholders as the premier Korean-American bank in the United States,” said Kim.

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Financial Highlights

(dollars in thousands, except per share data)	At or for the Three Months Ended
	9/30/2015	6/30/2015	9/30/2014
Net income	$25,092	$22,941	$21,420
Diluted earnings per share	$0.32	$0.29	$0.27
Net interest income before provision for loan losses	$68,761	$67,391	$67,907
Net interest margin	3.87%	3.91%	4.15%
Noninterest income	$13,227	$10,568	$11,369
Noninterest expense	$38,799	$38,698	$39,420
Net loans receivable	$5,901,614	$5,745,706	$5,364,612
Deposits	$6,028,865	$5,758,290	$5,509,754
Nonaccrual loans (1)	$32,446	$39,681	$39,564
ALLL to loans receivable	1.19%	1.21%	1.26%
ALLL to nonaccrual loans (1)	219.16%	176.70%	172.46%
ALLL to nonperforming assets (1) (2)	65.80%	59.63%	57.44%
Provision for loan losses	$600	$1,000	$4,256
Net charge offs (recoveries)	$(392)	$476	$2,894
ROA	1.35%	1.26%	1.25%
ROE	10.96%	10.13%	9.97%
Efficiency ratio	47.32%	49.64%	49.73%

(1) Excludes delinquent SBA loans that are guaranteed and currently in liquidation totaling $19.9 million, $22.6 million and $28.1 million at September 30, 2015, June 30, 2015, and September 30, 2014, respectively.
(2) Nonperforming assets exclude acquired credit impaired loans totaling $18.5 million, $23.0 million and $32.7 million at September 30, 2015, June 30, 2015, and September 30, 2014, respectively.

Operating Results for the 2015 Third Quarter

The comparability of BBCN’s operating results with past performance is impacted by acquisition accounting adjustments related to past acquisitions. The Company provides the following supplemental information to facilitate a better understanding of financial performance. Net interest income for the three months ended September 30, 2015, June 30, 2015, and September 30, 2014 include the following pre-tax acquisition accounting adjustments related to past acquisitions:

(dollars in thousands)	Three Months Ended
	9/30/2015	6/30/2015	9/30/2014
Accretion of discount on acquired performing loans	$2,496	$2,515	$4,157
Accretion of discount on acquired credit impaired loans	1,723	1,694	1,863
Amortization of premium on acquired FHLB borrowings	97	95	95
Accretion of discount on acquired subordinated debt	(43)	(42)	(41)
Amortization of premium on acquired time deposits	34	49	125
Total	$4,307	$4,311	$6,199

Net Interest Income and Net Interest Margin. Net interest income before provision for loan losses for the 2015 third quarter totaled $68.8 million, up 2% over $67.4 million in the preceding 2015 second quarter, and up 1% over $67.9 million in the year-ago third quarter. Largely reflecting the steady organic growth in loans receivable, the Company posted higher interest income on earning assets versus the comparable periods, which more than offset the diminishing acquisition accounting adjustments and impact of declining yields on interest earning assets.

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The net interest margin (net interest income divided by average interest earning assets) and the impact of acquisition accounting adjustments are summarized in the following table:

	Three Months Ended
	9/30/2015	6/30/2015	change	9/30/2014	change
Net interest margin, excluding the effect of acquisition accounting adjustments	3.60%	3.63%	(0.03)%	3.73%	(0.13)%
Acquisition accounting adjustments	0.27	0.28	(0.01)	0.42	(0.15)
Net interest margin	3.87%	3.91%	(0.04)%	4.15%	(0.28)%

The net interest margin for the 2015 third quarter declined 4 basis points from the preceding second quarter to 3.87%, or 3 basis points on a core basis when excluding the effect of acquisition accounting adjustments. Compared with the prior-year third quarter, net interest margin decreased 28 basis points, or 13 basis points excluding the effect of acquisition accounting adjustments, largely reflecting the industry-wide declines in the weighted average yield on loans.

The weighted average yield on loans and the impact of acquisition accounting adjustments are summarized in the following table:

	Three Months Ended
	9/30/2015	6/30/2015	change	9/30/2014	change
Weighted average yield on loans, excluding the effect of acquisition accounting adjustments	4.62%	4.64%	(0.02)%	4.78%	(0.16)%
Acquisition accounting adjustments	0.32	0.34	(0.02)	0.51	(0.19)
Weighted average yield on loans	4.94%	4.98%	(0.04)%	5.29%	(0.35)%

The weighted average yield on loans for the 2015 third quarter declined 4 basis points to 4.94% from the preceding 2015 second quarter, or 2 basis points excluding the effect of acquisition accounting adjustments. The weighted average yield on new loans originated during the 2015 third quarter declined to 4.23% from 4.29% in the preceding second quarter, reflecting what continues to be a fiercely competitive market for both fixed and variable rate loans.

Compared with the prior-year period, the weighted average yield on loans decreased 35 basis points, or 16 basis points on a core basis excluding the effect of acquisition accounting adjustments.

The weighted average cost of deposits and the impact of acquisition accounting adjustments are summarized in the following table:

	Three Months Ended
	9/30/2015	6/30/2015	change	9/30/2014	change
Weighted average cost of deposits, excluding the effect of acquisition accounting adjustments	0.57%	0.56%	0.01%	0.55%	0.02%
Acquisition accounting adjustments	—	(0.01)	0.01	(0.01)	0.01
Weighted average cost of deposits	0.57%	0.55%	0.02%	0.54%	0.03%

The weighted average cost of deposits for the 2015 third quarter increased 2 basis points from the preceding second quarter, or 1 basis point on a core basis excluding the effect of amortization of premium on time deposits assumed in acquisitions. Compared with the prior-year third quarter, the weighted average cost of deposits increased 3 basis points, or 2 basis points excluding the effect of premium amortization on time deposits assumed in acquisitions.

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Noninterest Income. Noninterest income for the 2015 third quarter totaled $13.2 million, an increase of 25% over $10.6 million in the preceding 2015 second quarter and an increase of 16% over $11.4 million in the 2014 third quarter. Aside from normal fluctuations in service fees on deposit accounts and gains on sales of loans and OREO, the Company posted other income and fees of $6.3 million in the 2015 third quarter, which included a higher than normal level of OREO-related rental income of $1.7 million. Other income and fees for both the preceding 2015 second quarter and 2014 third quarter totaled $4.3 million.

Noninterest Expense. Total noninterest expense for the 2015 third quarter was relatively flat at $38.8 million, compared with $38.7 million in the preceding second quarter, and decreased 2% from $39.4 million in the prior-year third quarter. Salaries and employee benefits expense totaled $21.5 million for the 2015 third quarter, compared with $20.9 million for the preceding second quarter and $19.3 million for the third quarter a year ago. The total number of FTEs as of September 30, 2015 was 941, compared with 927 as of June 30, 2015 and 911 as of September 30, 2014.

Income Tax Provision. The effective tax rate for the 2015 third quarter was 41.1%, compared with 40.0% for the preceding 2015 second quarter and 39.8% for the 2014 third quarter.

Balance Sheet Summary

Loans receivable totaled $5.97 billion at September 30, 2015, reflecting a 3% increase over $5.82 billion at June 30, 2015, and a 10% increase over $5.43 billion at September 30, 2014.

Total new loan originations during the 2015 third quarter amounted to $431.9 million, including SBA loan originations of $54.5 million. Sales of SBA loans to the secondary market and gains derived from those sales are based substantially on the production of SBA 7(a) loans, which amounted to $46.1 million for the third quarter of 2015, compared with $58.3 million for the preceding 2015 second quarter. During the 2015 third quarter, the Company sold $42.4 million of its SBA loans held for sale.

Aggregate pay offs and pay downs for the 2015 third quarter amounted to $267.1 million, compared with $216.5 million for the preceding 2015 second quarter and $312.0 million for the year-ago third quarter.

Total deposits increased 5% to $6.03 billion at September 30, 2015 from $5.76 billion at June 30, 2015, largely reflecting increases in money market accounts and time deposits, offset by lower balances in noninterest bearing demand deposits. While noninterest bearing deposits at the close of the third quarter declined 3% from June 30, 2015 and accounted for 27% of total deposits, the average balance of noninterest bearing deposits for the 2015 third quarter was modestly higher than the preceding second quarter. Compared with September 30, 2014, total deposits increased 9% over $5.51 billion.

Credit Quality

The provision for loan losses for the 2015 third quarter was $600,000, compared with $1.0 million for the preceding 2015 second quarter and $4.3 million for the prior-year third quarter.

For a more detailed understanding of the changes in the Allowance for Loan and Lease Losses (“ALLL”), the composition of the ALLL has been segmented for disclosure purposes between loans accounted for under the amortized cost method (referred to as “Legacy Loans”) and loans acquired through the Center Financial, Pacific International and Foster transactions (referred to as “Acquired Loans”). The Acquired Loans are further segregated between performing and credit impaired loans.

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The composition of the ALLL as of September 30, 2015, June 30, 2015, and September 30, 2014 is as follows:

(dollars in thousands)	9/30/2015	6/30/2015	9/30/2014
Legacy Loans (1)	$57,200	$55,563	$60,073
Acquired Loans - Performing (2)	1,418	1,908	1,973
Acquired Loans - Credit Impaired (2)	12,492	12,647	6,186
Total ALLL	$71,110	$70,118	$68,232

Loans Receivable	$5,972,724	$5,815,824	$5,432,844
ALLL coverage ratio	1.19%	1.21%	1.26%

(1)	Legacy Loans include loans originated by the Bank’s predecessor bank, loans originated by BBCN and loans that were acquired and that have been refinanced as new loans.

(2)	Acquired Loans were marked to fair value at acquisition date, and the allowance for loan losses reflect provisions for credit deterioration since the acquisition date.

Following are the components of criticized loan balances as of September 30, 2015, June 30, 2015, and September 30, 2014:

(dollars in thousands)	9/30/2015	6/30/2015	9/30/2014
Special Mention (1)	$141,655	$129,795	$113,395
Classified (1)	178,720	195,389	231,768
Criticized	$320,375	$325,184	$345,163

(1)	Balances include Acquired Loans which were marked to fair value on the date of acquisition.

The Company defines nonperforming loans to include delinquent loans past due 90 days or more on nonaccrual status, delinquent loans past due 90 days or more on accrual status (excluding acquired credit impaired loans) and accruing restructured loans. Nonaccrual loans at September 30, 2015 declined to $32.4 million, or 0.54% of loans receivable. This compares with nonaccrual loans of $39.7 million, or 0.68% of loans receivable, at June 30, 2015 and $39.6 million, or 0.73% of loans receivable, at September 30, 2014. Accruing restructured loans declined to $54.3 million at September 30, 2015 from $57.4 million at June 30, 2015 and $56.1 million at September 30, 2014. Total nonperforming loans at September 30, 2015 amounted to $86.7 million, or 1.45% of loans receivable, compared with $97.4 million, or 1.67% of loans receivable, at June 30, 2015 and $95.6 million, or 1.76% of loans receivable, at September 30, 2014.

Nonperforming assets, including nonperforming loans and other real estate owned, amounted to $108.1 million at September 30, 2015, or 1.43% of total assets, compared with $117.6 million, or 1.60% of total assets, at June 30, 2015, and $118.8 million, or 1.71% of total assets, at September 30, 2014.

For the 2015 third quarter, the Company recorded net recoveries of $392,000, or 0.03% of average loans receivable on an annualized basis. This compares with net charge offs of $476,000 for the 2015 second quarter, or 0.03% of average loans receivable on an annualized basis, and $2.9 million, or 0.21% of average loans receivable on an annualized basis, for the year-ago third quarter.

The allowance for loan losses at September 30, 2015 was $71.1 million, or 1.19% of loans receivable (excluding loans held for sale), compared with $70.1 million, or 1.21%, at June 30, 2015 and $68.2 million, or 1.26%, at September 30, 2014. The coverage ratio of the allowance for loan losses to nonperforming loans (excluding acquired credit impaired loans) was 82.00% at September 30, 2015, versus 71.98% at June 30, 2015 and 71.35% at September 30, 2014.

Impaired loans (defined as loans for which it is probable that not all principal and interest payments due will be collected in accordance with the contractual terms) totaled $119.5 million at September 30, 2015, compared with

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$118.7 million at June 30, 2015 and $130.7 million at September 30, 2014.

Capital

At September 30, 2015, the Company continued to exceed all regulatory capital requirements to be classified as a “well-capitalized” institution, as summarized in the following table.

	9/30/2015	6/30/2015	9/30/2014
Common Equity Tier 1 Capital	12.34%	12.58%	13.02%
Leverage Ratio	11.76%	11.80%	11.80%
Tier 1 Risk-based Ratio	12.96%	13.22%	13.72%
Total Risk-based Ratio	14.05%	14.34%	14.93%

Tangible common equity per share and as a percentage of tangible assets are summarized in the following table:

	9/30/2015	6/30/2015	9/30/2014
Tangible common equity per share (1)	$10.32	$10.05	$9.49
Tangible common equity to tangible assets (1)	10.99%	11.07%	11.07%

(1)
Tangible common equity to tangible assets is a non-GAAP financial measure that represents common equity less goodwill and net other intangible assets divided by total assets less goodwill and net other intangible assets. Management reviews tangible common equity to tangible assets in evaluating the Company’s capital levels and has included this ratio in response to market participant interest in tangible common equity as a measure of capital. The accompanying financial information includes a reconciliation of the ratio of tangible common equity to tangible assets with stockholders’ equity and total assets.

Investor Conference Call

The Company will host an investor conference call on Tuesday, October 20, 2015 at 9:30 a.m. Pacific Time / 12:30 p.m. Eastern Time to review financial results for the 2015 third quarter. Investors and analysts are invited to access the conference call by dialing 866-235-9917 (domestic) or 412-902-4103 (international), and asking for the “BBCN Bancorp Call.” Other interested parties are invited to listen to a live webcast of the call available at the Investor Relations section of BBCN Bancorp’s website at www.BBCNbank.com. After the live webcast, a replay will remain available in the Investor Relations section of BBCN Bancorp’s website for one year. A telephonic replay of the call will be available at 877-344-7529 (domestic) or 412-317-0088 (international) through October 27, 2015, passcode 10073822.

About BBCN Bancorp, Inc.

BBCN Bancorp, Inc. is the holding company of BBCN Bank, the largest Korean-American bank in the nation with $7.6 billion in assets as of September 30, 2015. Headquartered in Los Angeles and serving a diverse mix of customers mirroring its communities, BBCN operates 50 branches in California, New York, New Jersey, Illinois, Washington and Virginia; eight loan production offices in Seattle, Denver, Dallas, Atlanta, Northern California, Annandale, Virginia, Portland, Oregon and Fremont, California; and a representative office in Seoul, Korea. BBCN specializes in core business banking products for small and medium-sized businesses, with an emphasis in commercial real estate and business lending, SBA lending and international trade financing. BBCN Bank is a California-chartered bank and its deposits are insured by the FDIC to the extent provided by law. BBCN is an Equal Opportunity Lender.

Forward-Looking Statements

This press release may contain forward-looking statements, including statements about future operations and projected financial results that are subject to risks and uncertainties that could cause actual results to differ materially from those

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expressed or implied by such forward looking statements. These risks and uncertainties include but are not limited to economic, competitive, governmental and technological factors affecting the Company’s operations, markets, products, services, and pricing. Readers should carefully review the risk factors and the information that could materially affect the Company’s financial results and business, described in documents the Company files from time to time with the Securities and Exchange Commission, including its quarterly reports on Form 10-Q and Annual Reports on Form 10-K, and particularly the discussions of business considerations and certain factors that may affect results of operations and stock price set forth therein. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company undertakes no obligation to revise or publicly release the results of any revision to these forward-looking statements.

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BBCN Bancorp, Inc.
Selected Financial Data
Unaudited (dollars in thousands, except per share data)

Assets	9/30/2015	6/30/2015	% change	12/31/2014	% change	9/30/2014	% change
Cash and due from banks*	$278,299	$299,883	(7)%	$462,160	(40)%	$443,320	(37)%
Securities available for sale, at fair value	976,962	875,405	12%	796,523	23%	710,625	37%
Federal Home Loan Bank, Federal Reserve Bank stock and other investments*	59,750	40,558	47%	28,708	108%	28,744	108%
Loans held for sale, at the lower of cost or fair value	25,103	33,785	(26)%	28,311	(11)%	45,695	(45)%
Loans receivable	5,972,724	5,815,824	3%	5,565,192	7%	5,432,844	10%
Allowance for loan losses	(71,110)	(70,118)	1%	(67,758)	5%	(68,232)	4%
Net loans receivable	5,901,614	5,745,706	3%	5,497,434	7%	5,364,612	10%
Accrued interest receivable	13,981	13,781	1%	13,634	3%	13,142	6%
Premises and equipment, net	34,798	35,321	(1)%	30,722	13%	30,999	12%
Bank owned life insurance	46,741	46,466	1%	45,927	2%	45,644	2%
Goodwill	105,401	105,401	—%	105,401	—%	105,401	—%
Servicing assets	11,505	10,935	5%	10,341	11%	9,523	21%
Other intangible assets, net	3,086	3,354	(8)%	3,887	(21)%	4,212	(27)%
Other assets	125,762	122,724	2%	117,282	7%	125,889	—%
Total assets	$7,583,002	$7,333,319	3%	$7,140,330	6%	$6,927,806	9%

Liabilities
Deposits	$6,028,865	$5,758,290	5%	$5,693,452	6%	$5,509,754	9%
Borrowings from Federal Home Loan Bank	530,689	580,785	(9)%	480,975	10%	467,071	14%
Subordinated debentures	42,284	42,241	—%	42,158	—%	42,117	—%
Accrued interest payable	6,231	5,954	5%	5,855	6%	6,173	1%
Other liabilities	45,364	37,461	21%	35,117	29%	38,043	19%
Total liabilities	6,653,433	6,424,731	4%	6,257,557	6%	6,063,158	10%

Stockholders’ Equity
Common stock, $0.001 par value; authorized, 150,000,000 shares at September 30, 2015, June 30, 2015, December 31, 2014, and September 30, 2014; issued and outstanding, 79,553,460, 79,550,403, 79,503,552 and 79,497,331 shares at September 30, 2015, June 30, 2015, December 31, 2014, and September 30, 2014, respectively	80	80	—%	79	1%	79	1%
Capital surplus	541,349	541,091	—%	541,589	—%	541,406	—%
Retained earnings	384,133	367,792	4%	339,400	13%	324,664	18%
Accumulated other comprehensive income (loss), net	4,007	(375)	1,169%	1,705	135%	(1,501)	367%
Total stockholders’ equity	929,569	908,588	2%	882,773	5%	864,648	8%
Total liabilities and stockholders’ equity	$7,583,002	$7,333,319	3%	$7,140,330	6%	$6,927,806	9%

* - At 6/30/15, the Company had $21.4 million in investments in certificates of deposits that were recorded in Cash and due from banks in the prior quarter. The prior quarter balance in investments in certificates of deposits were reclassified to Federal Home Loan Bank, Federal Reserve Bank stock and other investments.

Table Page 1

BBCN Bancorp, Inc.
Selected Financial Data
Unaudited (dollars in thousands, except per share data)

	Three Months Ended					Nine Months Ended
	9/30/2015	6/30/2015	% change	9/30/2014	% change	9/30/2015	9/30/2014	% change
Interest income:
Interest and fees on loans	$73,650	$71,249	3%	$72,437	2%	$214,537	$212,818	1%
Interest on securities	4,670	4,215	11%	3,999	17%	13,105	12,171	8%
Interest on federal funds sold and other investments	739	1,611	(54)%	648	14%	3,046	1,901	60%
Total interest income	79,059	77,075	3%	77,084	3%	230,688	226,890	2%

Interest expense:
Interest on deposits	8,390	7,970	5%	7,419	13%	24,115	21,381	13%
Interest on other borrowings	1,908	1,714	11%	1,758	9%	5,298	5,146	3%
Total interest expense	10,298	9,684	6%	9,177	12%	29,413	26,527	11%

Net interest income before provision for loan losses	68,761	67,391	2%	67,907	1%	201,275	200,363	—%
Provision for loan losses	600	1,000	(40)%	4,256	(86)%	3,100	10,278	(70)%
Net interest income after provision for loan losses	68,161	66,391	3%	63,651	7%	198,175	190,085	4%

Noninterest income:
Service fees on deposit accounts	3,170	3,030	5%	3,456	(8)%	9,261	10,288	(10)%
Net gains on sales of SBA loans	3,390	3,119	9%	3,578	(5)%	9,553	9,112	5%
Net gains on sales of other loans	26	45	(42)%	—	100%	253	—	100%
Net gains on sales of securities available for sale	—	—	—%	—	—%	424	—	100%
Net gains on sales of OREO	334	73	358%	29	1,052%	516	466	11%
Other income and fees	6,307	4,301	47%	4,306	46%	14,993	13,091	15%
Total noninterest income	13,227	10,568	25%	11,369	16%	35,000	32,957	6%

Noninterest expense:
Salaries and employee benefits	21,457	20,932	3%	19,346	11%	63,570	56,428	13%
Occupancy	4,941	4,810	3%	4,722	5%	14,443	14,060	3%
Furniture and equipment	2,329	2,323	—%	1,916	22%	6,915	5,942	16%
Advertising and marketing	1,309	1,484	(12)%	1,535	(15)%	4,184	4,131	1%
Data processing and communications	2,192	2,463	(11)%	2,206	(1)%	7,004	6,626	6%
Professional fees	1,289	1,253	3%	1,567	(18)%	3,966	4,195	(5)%
FDIC assessment	1,027	909	13%	1,135	(10)%	3,048	3,238	(6)%
Credit related expenses	1,397	1,976	(29)%	3,531	(60)%	5,562	7,969	(30)%
Other	2,858	2,548	12%	3,462	(17)%	8,040	10,845	(26)%
Total noninterest expense	38,799	38,698	—%	39,420	(2)%	116,732	113,434	3%
Income before income taxes	42,589	38,261	11%	35,600	20%	116,443	109,608	6%
Income tax provision	17,497	15,320	14%	14,180	23%	47,053	43,680	8%
Net income	$25,092	$22,941	9%	$21,420	17%	$69,390	$65,928	5%

Earnings Per Common Share:
Basic	$0.32	$0.29		$0.27		$0.87	$0.83
Diluted	$0.32	$0.29		$0.27		$0.87	$0.83

Average Shares Outstanding:
Basic	79,552,873	79,549,097		79,493,917		79,545,681	79,486,958
Diluted	79,584,536	79,608,405		79,601,075		79,606,224	79,617,317

Table Page 2

BBCN Bancorp, Inc.
Selected Financial Data
Unaudited (dollars in thousands, except per share data)

	At or for the Three Months Ended (Annualized)			At or for the Nine Months Ended
Profitability measures:	9/30/2015	6/30/2015	9/30/2014	9/30/2015	9/30/2014
ROA	1.35%	1.26%	1.25%	1.27%	1.3%
ROE	10.96%	10.13%	9.97%	10.23%	10.46%
Return on average tangible equity [1]	12.44%	11.51%	11.43%	11.63%	12.03%
Net interest margin	3.87%	3.91%	4.15%	3.88%	4.21%
Efficiency ratio	47.32%	49.64%	49.73%	49.41%	48.62%

[1] Average tangible equity is calculated by subtracting average goodwill and average core deposit intangibles assets from average stockholders’ equity. This is a non-GAAP measure that we believe provides investors with information that is useful in understanding our financial performance and position.

Table Page 3

BBCN Bancorp, Inc.
Selected Financial Data
Unaudited (dollars in thousands, except per share data)

	Three Months Ended			Three Months Ended			Three Months Ended
	9/30/2015			6/30/2015			9/30/2014
		Interest	Annualized		Interest	Annualized		Interest	Annualized
	Average	Income/	Average	Average	Income/	Average	Average	Income/	Average
	Balance	Expense	Yield/Cost	Balance	Expense	Yield/Cost	Balance	Expense	Yield/Cost
INTEREST EARNING ASSETS:
Loans receivable, including loans held for sale	$5,918,005	$73,650	4.94%	$5,742,153	$71,249	4.98%	$5,434,815	$72,437	5.29%
Securities available for sale	881,054	4,670	2.12%	819,820	4,215	2.06%	734,282	3,999	2.18%
FRB and FHLB stock and other investments	261,044	739	1.11%	348,690	1,611	1.83%	332,643	648	0.76%
Total interest earning assets	$7,060,103	$79,059	4.44%	$6,910,663	$77,075	4.47%	$6,501,740	$77,084	4.71%

INTEREST BEARING LIABILITIES:
Deposits:
Demand, interest bearing	$1,695,709	$3,141	0.73%	$1,608,495	$2,873	0.72%	$1,492,175	$2,558	0.68%
Savings	196,090	419	0.85%	194,053	416	0.86%	202,785	496	0.97%
Time deposits:
$100,000 or more	1,677,861	3,450	0.82%	1,750,089	3,514	0.81%	1,601,436	3,095	0.77%
Other	677,338	1,380	0.81%	609,654	1,167	0.77%	677,474	1,270	0.74%
Total time deposits	2,355,199	4,830	0.81%	2,359,743	4,681	0.80%	2,278,910	4,365	0.76%
Total interest bearing deposits	4,246,998	8,390	0.78%	4,162,291	7,970	0.77%	3,973,870	7,419	0.74%
FHLB advances	532,926	1,514	1.13%	481,946	1,327	1.10%	462,434	1,373	1.18%
Other borrowings	40,716	394	3.79%	40,670	387	3.76%	40,533	385	3.72%
Total interest bearing liabilities	4,820,640	$10,298	0.85%	4,684,907	$9,684	0.83%	4,476,837	$9,177	0.81%
Noninterest bearing demand deposits	1,630,633			1,623,922			1,483,966
Total funding liabilities/cost of funds	$6,451,273		0.63%	$6,308,829		0.62%	$5,960,803		0.61%
Net interest income/net interest spread		$68,761	3.60%		$67,391	3.64%		$67,907	3.89%
Net interest margin			3.87%			3.91%			4.15%
Net interest margin, excluding effect of nonaccrual loan income (expense)			3.87%			3.91%			4.14%
Net interest margin, excluding effect of nonaccrual loan income (expense) and prepayment fee income			3.85%			3.88%			4.10%
Nonaccrual loan income (reversed) recognized		$—			$(21)			$63
Prepayment fee income received		333			457			608
Net		$333			$436			$671

Cost of deposits:
Noninterest bearing demand deposits	$1,630,633	$—		$1,623,922	$—		$1,483,966	$—
Interest bearing deposits	4,246,998	8,390	0.78%	4,162,291	7,970	0.77%	3,973,870	7,419	0.74%
Total deposits	$5,877,631	$8,390	0.57%	$5,786,213	$7,970	0.55%	$5,457,836	$7,419	0.54%

Table Page 4

BBCN Bancorp, Inc.
Selected Financial Data
Unaudited (dollars in thousands, except per share data)

	Nine Months Ended			Nine Months Ended
	9/30/2015			9/30/2014
		Interest	Annualized		Interest	Annualized
	Average	Income/	Average	Average	Income/	Average
	Balance	Expense	Yield/Cost	Balance	Expense	Yield/Cost
INTEREST EARNING ASSETS:
Loans receivable, including loans held for sale	$5,760,376	$214,537	4.98%	$5,303,478	$212,818	5.37%
Securities available for sale	828,088	13,105	2.11%	718,291	12,171	2.26%
FRB and FHLB stock and other investments	339,686	3,046	1.18%	339,828	1,881	0.73%
Term federal funds sold	—	—	NA	4,469	20	0.60%
Total interest earning assets	$6,928,150	$230,688	4.45%	$6,366,066	$226,890	4.76%

INTEREST BEARING LIABILITIES:
Deposits:
Demand, interest bearing	$1,643,539	$8,779	0.71%	$1,456,348	$7,335	0.67%
Savings	195,072	1,260	0.86%	209,121	1,635	1.05%
Time deposits:
$100,000 or more	1,713,631	10,340	0.81%	1,596,416	8,757	0.73%
Other	637,916	3,736	0.78%	679,114	3,654	0.72%
Total time deposits	2,351,547	14,076	0.80%	2,275,530	12,411	0.73%
Total interest bearing deposits	4,190,158	24,115	0.77%	3,940,999	21,381	0.73%
FHLB advances	498,795	4,138	1.11%	443,346	3,894	1.17%
Other borrowings	40,670	1,160	3.76%	44,431	1,252	3.71%
Total interest bearing liabilities	4,729,623	$29,413	0.83%	4,428,776	$26,527	0.80%
Noninterest bearing demand deposits	1,599,554			1,425,718
Total funding liabilities/cost of funds	$6,329,177		0.62%	$5,854,494		0.61%
Net interest income/net interest spread		$201,275	3.62%		$200,363	3.96%
Net interest margin			3.88%			4.21%
Net interest margin, excluding effect of nonaccrual loan income (expense)			3.88%			4.20%
Net interest margin, excluding effect of nonaccrual loan income (expense) and prepayment fee income			3.86%			4.17%
Nonaccrual loan income (reversed) recognized		$(45)			$138
Prepayment fee income received		1,300			1,523
Net		$1,255			$1,661

Cost of deposits:
Noninterest bearing demand deposits	$1,599,554	$—		$1,425,718	$—
Interest bearing deposits	4,190,158	24,115	0.77%	3,940,999	21,381	0.73%
Total deposits	$5,789,712	$24,115	0.56%	$5,366,717	$21,381	0.53%

Table Page 5

BBCN Bancorp, Inc.
Selected Financial Data
Unaudited (dollars in thousands, except per share data)

	Three Months Ended					Nine Months Ended
AVERAGE BALANCES	9/30/2015	6/30/2015	% change	9/30/2014	% change	9/30/2015	9/30/2014	% change
Loans receivable, including loans held for sale	$5,918,005	$5,742,153	3%	$5,434,815	9%	$5,760,376	$5,303,478	9%
Investments	1,142,098	1,168,510	(2)%	1,066,925	7%	1,167,774	1,062,588	10%
Interest earning assets	7,060,103	6,910,663	2%	6,501,740	9%	6,928,150	6,366,066	9%
Total assets	7,424,598	7,264,687	2%	6,867,468	8%	7,284,661	6,739,534	8%

Interest bearing deposits	4,246,998	4,162,291	2%	3,973,870	7%	4,190,158	3,940,999	6%
Interest bearing liabilities	4,820,640	4,684,907	3%	4,476,837	8%	4,729,623	4,428,776	7%
Noninterest bearing demand deposits	1,630,633	1,623,922	—%	1,483,966	10%	1,599,554	1,425,718	12%
Stockholders’ equity	915,702	906,310	1%	859,606	7%	904,166	840,743	8%
Net interest earning assets	2,239,463	2,225,756	1%	2,024,903	11%	2,198,527	1,937,290	13%

LOAN PORTFOLIO COMPOSITION:	9/30/2015	6/30/2015	% change	12/31/2014	% change	9/30/2014	% change
Commercial loans	$1,060,618	$1,085,714	(2)%	$1,038,383	2%	$1,023,924	4%
Real estate loans	4,827,281	4,645,401	4%	4,439,850	9%	4,317,960	12%
Consumer and other loans	88,092	87,707	—%	89,849	(2)%	92,362	(5)%
Loans outstanding	5,975,991	5,818,822	3%	5,568,082	7%	5,434,246	10%
Unamortized deferred loan fees - net of costs	(3,267)	(2,998)	9%	(2,890)	13%	(1,402)	133%
Loans, net of deferred loan fees and costs	5,972,724	5,815,824	3%	5,565,192	7%	5,432,844	10%
Allowance for loan losses	(71,110)	(70,118)	1%	(67,758)	5%	(68,232)	4%
Loan receivable, net	$5,901,614	$5,745,706	3%	$5,497,434	7%	$5,364,612	10%

REAL ESTATE LOANS BY PROPERTY TYPE:	9/30/2015	6/30/2015	% change	12/31/2014	% change	9/30/2014	% change
Retail buildings	$1,236,686	$1,183,866	4%	$1,244,133	(1)%	$1,233,161	—%
Hotels/motels	1,031,931	969,980	6%	889,411	16%	846,921	22%
Gas stations/car washes	648,759	630,445	3%	602,946	7%	582,725	11%
Mixed-use facilities	349,097	349,600	—%	334,068	4%	353,395	(1)%
Warehouses	500,747	499,313	—%	450,356	11%	443,418	13%
Multifamily	222,047	213,256	4%	205,280	8%	197,902	12%
Other	838,014	798,941	5%	713,656	17%	660,438	27%
Total	$4,827,281	$4,645,401	4%	$4,439,850	9%	$4,317,960	12%

DEPOSIT COMPOSITION	9/30/2015	6/30/2015	% change	12/31/2014	% change	9/30/2014	% change
Noninterest bearing demand deposits	$1,631,672	$1,689,137	(3)%	$1,543,018	6%	$1,503,275	9%
Money market and other	1,783,760	1,615,974	10%	1,663,855	7%	1,537,467	16%
Saving deposits	193,895	196,998	(2)%	198,205	(2)%	199,953	(3)%
Time deposits of $100,000 or more	1,716,267	1,637,673	5%	1,667,367	3%	1,595,213	8%
Other time deposits	703,271	618,508	14%	621,007	13%	673,846	4%
Total deposit balances	$6,028,865	$5,758,290	5%	$5,693,452	6%	$5,509,754	9%

DEPOSIT COMPOSITION (%)	9/30/2015	6/30/2015		12/31/2014		9/30/2014
Noninterest bearing demand deposits	27.1%	29.3%		27.1%		27.3%
Money market and other	29.6%	28.1%		29.2%		27.9%
Saving deposits	3.2%	3.4%		3.5%		3.6%
Time deposits of $100,000 or more	28.5%	28.4%		29.3%		29.0%
Other time deposits	11.6%	10.8%		10.9%		12.2%
Total deposit balances	100.0%	100.0%		100.0%		100.0%

Table Page 6

BBCN Bancorp, Inc.
Selected Financial Data
Unaudited (dollars in thousands, except per share data)

CAPITAL RATIOS	9/30/2015	6/30/2015	12/31/2014	9/30/2014
Total stockholders’ equity	$929,569	$908,588	$882,773	$864,648
Common Equity Tier 1 ratio	12.34%	12.58%	12.96%	13.02%
Tier 1 risk-based capital ratio	12.96%	13.22%	13.64%	13.72%
Total risk-based capital ratio	14.05%	14.34%	14.80%	14.93%
Tier 1 leverage ratio	11.76%	11.80%	11.62%	11.80%
Total risk weighted assets	$6,639,958	$6,380,538	$5,956,129	$5,807,854
Book value per common share	$11.68	$11.42	$11.10	$10.87
Tangible common equity to tangible assets [2]	10.99%	11.07%	11.00%	11.07%
Tangible common equity per share [2]	$10.32	$10.05	$9.72	$9.49

[2] Tangible common equity to tangible assets is a non-GAAP financial measure that represents common equity less goodwill and core deposit intangible assets, net divided by total assets less goodwill and core deposit intangible assets, net. Management reviews tangible common equity to tangible assets in evaluating the Company’s capital levels and has included this ratio in response to market participant interest in tangible common equity as a measure of capital.

Reconciliation of GAAP financial measures to non-GAAP financial measures:
	9/30/2015	6/30/2015	12/31/2014	9/30/2014
Total stockholders’ equity	$929,569	$908,588	$882,773	$864,648
Less: Common stock warrant	—	—	(378)	(378)
Goodwill and core deposit intangible assets, net	(108,487)	(108,755)	(109,288)	(109,612)
Tangible common equity	$821,082	$799,833	$773,107	$754,658

Total assets	$7,583,002	$7,333,319	$7,140,330	$6,927,806
Less: Goodwill and core deposit intangible assets, net	(108,487)	(108,755)	(109,288)	(109,612)
Tangible assets	$7,474,515	$7,224,564	$7,031,042	$6,818,194

Common shares outstanding	79,553,460	79,550,403	79,503,552	79,497,331

Tangible common equity to tangible assets	10.99%	11.07%	11.00%	11.07%
Tangible common equity per share	$10.32	$10.05	$9.72	$9.49

	Three Months Ended					Six Months Ended
ALLOWANCE FOR LOAN LOSSES:	9/30/2015	6/30/2015	3/31/2015	12/31/2014	9/30/2014	9/30/2015	9/30/2014
Balance at beginning of period	$70,118	$69,594	$67,758	$68,232	$66,870	$67,758	$67,320
Provision for loan losses	600	1,000	1,500	2,360	4,256	3,100	10,278
Recoveries	2,171	975	1,461	3,225	772	4,607	2,334
Charge offs	(1,779)	(1,451)	(1,125)	(6,059)	(3,666)	(4,355)	(11,700)
Balance at end of period	$71,110	$70,118	$69,594	$67,758	$68,232	$71,110	$68,232
Net charge offs/average gross loans (annualized)	(0.03)%	0.03%	(0.02)%	0.21%	0.21%	(0.01)%	0.24%

	Three Months Ended					Six Months Ended
NET CHARGED OFF LOANS BY TYPE	9/30/2015	6/30/2015	3/31/2015	12/31/2014	9/30/2014	9/30/2015	9/30/2014
Real estate loans	$(505)	$13	$(460)	$(265)	$1,100	$(952)	$2,019
Commercial loans	(25)	560	111	3,104	1,803	646	7,472
Consumer loans	138	(97)	13	(5)	(9)	54	(125)
Charge offs excluding Acquired Credit Impaired Loans	(392)	476	(336)	2,834	2,894	(252)	9,366
Charge offs on Acquired Credit Impaired Loans	—	—	—	—	—	—	—
Total net charge offs	$(392)	$476	$(336)	$2,834	$2,894	$(252)	$9,366

Table Page 7

BBCN Bancorp, Inc.
Selected Financial Data
Unaudited (dollars in thousands, except per share data)

NONPERFORMING ASSETS	9/30/2015	6/30/2015	3/31/2015	12/31/2014	9/30/2014
Delinquent loans on nonaccrual status [3]	$32,446	$39,681	$38,755	$46,352	$39,564
Delinquent loans 90 days or more on accrual status [4]	—	333	—	361	—
Accruing restructured loans	54,274	57,393	57,905	57,128	56,061
Total nonperforming loans	86,720	97,407	96,660	103,841	95,625
Other real estate owned	21,350	20,187	19,606	21,938	23,162
Total nonperforming assets	$108,070	$117,594	$116,266	$125,779	$118,787
Nonperforming assets/total assets	1.43%	1.60%	1.6%	1.76%	1.71%
Nonperforming assets/loans receivable & OREO	1.80%	2.01%	2.03%	2.25%	2.18%
Nonperforming assets/total capital	11.63%	12.94%	12.93%	14.25%	13.74%
Nonperforming loans/loans receivable	1.45%	1.67%	1.69%	1.87%	1.76%
Nonaccrual loans/loans receivable	0.54%	0.68%	0.68%	0.83%	0.73%
Allowance for loan losses/loans receivable	1.19%	1.21%	1.22%	1.22%	1.26%
Allowance for loan losses/nonaccrual loans	219.16%	176.70%	179.57%	146.18%	172.46%
Allowance for loan losses/nonperforming loans	82.00%	71.98%	72%	65.25%	71.35%
Allowance for loan losses/nonperforming assets	65.8%	59.63%	59.86%	53.87%	57.44%

[3]    Excludes delinquent SBA loans that are guaranteed and currently in liquidation totaling $19.9 million, $22.6 million, $26.1 million, $28.9 million, and $28.1 million at September, 30, 2015, June 30, 2015, March 31, 2015, December 31, 2014, and September 30, 2014, respectively.

[4]    Excludes Acquired Credit Impaired Loans totaling $18.5 million, $23.0 million, $24.1 million, $30.4 million, and $32.7 million, at September 30, 2015, June 30, 2015, March 31, 2015, December 31, 2014, and September 30, 2014, respectively.

BREAKDOWN OF ACCRUING RESTRUCTURED LOANS BY TYPE:	9/30/2015	6/30/2015	3/31/2015	12/31/2014	9/30/2014
Retail buildings	$5,631	$5,705	$5,956	$6,050	$5,979
Hotels/motels	7,632	8,012	8,095	8,172	8,246
Gas stations/car washes	—	—	—	—	—
Mixed-use facilities	775	844	784	789	792
Warehouses	5,698	5,759	6,180	5,880	5,939
Multifamily	—	—	—	—	—
Other [5]	34,538	37,073	36,890	36,237	35,105
Total	$54,274	$57,393	$57,905	$57,128	$56,061

[5] Includes commercial business and other loans

DELINQUENT LOANS LESS THAN 90 DAYS PAST DUE	9/30/2015	6/30/2015	3/31/2015	12/31/2014	9/30/2014
Legacy
30 - 59 days	$4,381	$3,457	$4,901	$2,084	$3,936
60 - 89 days	2,874	1,546	1,565	1,812	1,284
Total delinquent loans less than 90 days past due - legacy	$7,255	$5,003	$6,466	$3,896	$5,220

Acquired
30 - 59 days	$2,382	$1,553	$1,294	$1,806	$6,911
60 - 89 days	148	629	66	436	283
Total delinquent loans less than 90 days past due - acquired	$2,530	$2,182	$1,360	$2,242	$7,194

Total delinquent loans less than 90 days past due	$9,785	$7,185	$7,826	$6,138	$12,414

Table Page 8

BBCN Bancorp, Inc.
Selected Financial Data
Unaudited (dollars in thousands, except per share data)

DELINQUENT LOANS LESS THAN 90 DAYS PAST DUE BY TYPE	9/30/2015	6/30/2015	3/31/2015	12/31/2014	9/30/2014

Legacy
Real estate loans	$2,468	$2,240	$2,127	$2,475	$2,768
Commercial loans	4,737	2,734	4,082	1,385	2,221
Consumer loans	50	29	257	36	231
Total delinquent loans less than 90 days past due - legacy	$7,255	$5,003	$6,466	$3,896	$5,220

Acquired
Real estate loans	$2,335	$1,843	$1,145	$1,747	$6,297
Commercial loans	164	333	199	382	884
Consumer loans	31	6	16	113	13
Total delinquent loans less than 90 days past due - acquired	$2,530	$2,182	$1,360	$2,242	$7,194

Total delinquent loans less than 90 days past due	$9,785	$7,185	$7,826	$6,138	$12,414

NONACCRUAL LOANS BY TYPE	9/30/2015	6/30/2015	3/31/2015	12/31/2014	9/30/2014

Real estate loans	$23,361	$25,922	$25,126	$30,988	$29,001
Commercial loans	7,996	12,031	12,591	14,302	9,486
Consumer loans	1,089	1,728	1,038	1,062	1,077
Total non-accrual loans	$32,446	$39,681	$38,755	$46,352	$39,564

CRITICIZED LOANS	9/30/2015	6/30/2015	3/31/2015	12/31/2014	9/30/2014
Legacy
Special mention	$116,267	$102,725	$90,041	$96,092	$88,314
Substandard	97,225	103,074	111,162	114,369	113,865
Doubtful	184	220	228	39	470
Loss	—	—	—	—	—
Total criticized loans - legacy	$213,676	$206,019	$201,431	$210,500	$202,649

Acquired
Special mention	$25,388	$27,070	$22,257	$26,243	$25,081
Substandard	79,774	90,262	96,655	107,506	114,347
Doubtful	1,537	1,833	1,947	2,148	3,086
Loss	—	—	—	—	—
Total criticized loans - acquired	$106,699	$119,165	$120,859	$135,897	$142,514

Total criticized loans	$320,375	$325,184	$322,290	$346,397	$345,163

Table Page 9